UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act OF 1934

Date of Report: June 13, 2025

(Date of earliest event reported)

SPINDLETOP OIL & GAS CO.

(Exact name of registrant as specified in its charter)

000-18774

(Commission File Number)

Texas	75-2063001
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12850 Spurling Rd., Suite 200, Dallas, TX	75230
(Address of principal executive offices)	(Zip Code)

(972) 644-2581
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-3(c))

Item 8.01 – Other Events

On June 10, 2025, Spindletop Oil & Gas Co. (the “Company” or “Spindletop”)  purchased from an individual who approached the Company, 141,573 shares of Common Stock, par value $0.01 per share of the Company as a “block” at a price of $2.48 per share in cash (a total of $351,101.04 ).  The shares purchased as Treasury Stock constituted approximately 2.1% of the 6,739,943 shares of the Common Stock of the Company outstanding at March 31, 2025. The Company has no affiliation with the individual and has had no known prior transactions with the individual. The Company has no formal stock repurchase agreement or plan, but has in the past repurchased small amounts of stock from former employees and others.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrany has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

SPINDLETOP OIL & GAS CO.
(Registrant)

Date: June 13, 2025	By:/s/ Chris G. Mazzini
Chris G. Mazzini
President and Principal Executive Officer